Exhibit 15 (iii) under Form N-1A
                                     Exhibit 1 under Item 601/Reg. S-K

                                  Exhibit A
                                   to the
                                    Plan

                            MARSHALL FUNDS, INC.

                         MARSHALL MONEY MARKET FUND
                               CLASS B SHARES
                        (FORMERLY INVESTMENT SHARES)


          This Plan is adopted by Marshall Funds, Inc. with respect to the Class of Shares of the portfolio(s) of the Corporation set forth above.

          In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .30 OF 1% of the average aggregate net asset value of the CLASS B SHARES OF THE MARSHALL MONEY MARKET FUND, A PORTFOLIO OF MARSHALL FUNDS, INC., held during the month.

          Witness the due execution hereof this 31st day of December, 1994. (Originally executed on October 1, 1992.)


                              MARSHALL FUNDS, INC.


                              By:/s/ Joseph S. Machi
                                Vice President